Exhibit 99.1

CAMBIUM NETWORKS PROVIDES COMMERCIAL UPDATE

AND UPDATE ON EXECUTIVE OFFICER TRANSITION

HOFFMAN ESTATES, Ill., August 26, 2025 — Cambium Networks Corporation (“Cambium Networks” or “Cambium”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced an update on recent commercial activity.

Financial Highlights (unaudited):

•
Cambium billed approximately $40 million of shipments to customers during the second quarter of 2025, substantially unchanged from first quarter of 2025.
•
Cambium’s valued customers have placed approximately $47 million in new orders during the second quarter of 2025, an increase of approximately 6% from the first quarter of 2025 and reflecting healthy confidence in Cambium products.
•
Cambium’s distributors experienced an increase of approximately 17% in sell-through on a sequential quarter basis and inventory-in-the-channel, as reported by our distribution partners, is now at or below pre-pandemic levels.

“We are encouraged by the stable shipping levels in the first two quarters as well as by our quarterly bookings which have improved sequentially in each of the two most recent quarters and the relatively better level of inventory in the channel,” said Morgan Kurk, president and CEO.

Kurk continued, “Importantly, during the first half of 2025 shipments of our Wi-Fi 7 product grew more than 75% over the second half of 2024 and we expect further growth driven by a landmark order from a large managed service provider that has moved exclusively to Wi-Fi 7 for their builds. Cambium intends to secure its position in the Wi-Fi 7 market space and will be introducing two new Wi-Fi 7 access points in September, the X7-53X and the X7-55X to support the industry transition.”

Kurk further added, “As Cambium continues on its forward path, I want to recognize and thank the Cambium team across the globe for their ongoing efforts and personal passion for making Cambium an extraordinary organization.”

Executive Officer Transition

In addition, Cambium announced today that Jacob Sayer, Cambium's chief financial officer, will be leaving the company effective September 5, 2025, to pursue another opportunity. John Waldron, Cambium's Vice President Finance and Accounting, will assume the responsibilities as acting chief financial officer.

"I want to thank Jacob for his dedicated service and significant contributions to the company during his time with Cambium. Jacob has been a wonderful partner, providing strong leadership and wise counsel over the past year and a half. We all wish him continued success and all the best in his future endeavors," said Morgan Kurk, president and CEO.

John Waldron, current Vice President Finance and Accounting for Cambium Networks, has been appointed as acting chief financial officer and principal financial officer, effective immediately. Prior to joining Cambium Networks, Mr. Waldron served as SVP Finance and Accounting and Chief Accounting Officer of Hyzon Motors Inc. from December 2023 to April 2025 and interim Vice President Finance and Chief Financial Officer from June to December 2023 for a client of Riveron Consulting LLC. Mr. Waldron was Controller and Vice President Finance at Dom’s Kitchen and Market from September 2020 to July 2022, and Vice President, Controller and Chief Accounting Officer at Treehouse Food from May 2018 to May 2020. Prior to that, Mr. Waldron held various financial leadership roles at private and public companies including Lifeway Foods, Campbell Soup Company, Navistar and RR Donnelley. Mr. Waldron began his career at Arthur Andersen and holds a B.B.A. in Accounting from Loyola University of Chicago.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks’ wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We make connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning revenues we expect to report for our first and second quarters of 2025, new bookings and sales out for the quarter, as well as statements concerning the growth of the Wi Fi 7 market. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, statements regarding revenues and operating metrics that we expect to report for previously completed financial periods have not been audited or reviewed by our independent public accountants, and are therefore subject to change. Any such changes could be material.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our annual and quarterly reports previously filed with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our ability to predict and respond to emerging technological trends and network operators' changing needs; the sufficiency of our cash resources and needs for additional financing; our ability to forecast future demand; the impact of competitive pressures on the development of new products and our success against competitors in our markets; current or future unfavorable economic conditions, both domestically and in our foreign markets, including the risk of a global or localized recessions; and our ability to regain compliance with our SEC filing obligations or the timing thereof. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise.

###

Contacts:
Investor Relations

Cambium Networks

investors@cambiumnetworks.com